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                                                                 Exhibit (a)(ii)


        CSFB ALTERNATIVE CAPITAL TACTICAL TRADING INSTITUTIONAL FUND, LLC

                     (A Delaware Limited Liability Company)


                       LIMITED LIABILITY COMPANY AGREEMENT

                         Dated as of September 15, 2004


                                11 Madison Avenue
                                   13th Floor
                               New York, NY 10010
                                 (212) 325-2000

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                                TABLE OF CONTENTS

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TABLE OF CONTENTS.................................................................i
ARTICLE I: DEFINITIONS............................................................1
ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS....................................4
     2.1 FORMATION OF LIMITED LIABILITY COMPANY...................................4
     2.2 NAME.....................................................................4
     2.3 PRINCIPAL AND REGISTERED OFFICE..........................................4
     2.4 DURATION.................................................................5
     2.5 BUSINESS OF THE FUND.....................................................5
     2.6 BOARD OF MANAGERS........................................................7
     2.7 MEMBERS..................................................................8
     2.8 INITIAL CONTRIBUTION.....................................................8
     2.9 BOTH MANAGERS AND MEMBERS................................................8
     2.10 LIMITED LIABILITY.......................................................8
ARTICLE III: MANAGEMENT...........................................................8
     3.1 MANAGEMENT AND CONTROL...................................................8
     3.2 ACTIONS BY THE BOARD OF MANAGERS.........................................9
     3.3 MEETINGS OF MEMBERS.....................................................10
     3.4 CUSTODY OF THE FUND'S ASSETS............................................11
     3.5 OTHER ACTIVITIES OF MEMBERS AND MANAGERS................................11
     3.6 DUTY OF CARE............................................................11
     3.7 INDEMNIFICATION.........................................................12
     3.8 FEES, EXPENSES AND REIMBURSEMENT........................................14
ARTICLE IV: TERMINATION OF STATUS OF ADVISER AND MANAGERS,.......................15
TRANSFERS AND REPURCHASES........................................................15
     4.1 TERMINATION OF STATUS OF A MANAGER......................................15
     4.2 REMOVAL OF THE MANAGERS.................................................15
     4.3 TRANSFER OF UNITS OF MEMBERS............................................15
     4.4 REPURCHASE OF UNITS.....................................................16
ARTICLE V: CAPITAL...............................................................18
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     5.1 CAPITAL CONTRIBUTIONS...................................................18
     5.2 RIGHTS OF MEMBERS TO CAPITAL............................................19
     5.3 CAPITAL ACCOUNTS........................................................19
     5.4 ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING COSTS.....19
     5.5 RESERVES................................................................20
     5.6 TAX ALLOCATIONS.........................................................20
     5.7 DISTRIBUTIONS...........................................................20
     5.8 WITHHOLDING.............................................................20
ARTICLE VI: DISSOLUTION AND LIQUIDATION..........................................21
     6.1 DISSOLUTION.............................................................21
     6.2 LIQUIDATION OF ASSETS...................................................21
ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS.......................22
     7.1 ACCOUNTING AND REPORTS..................................................22
     7.2 DETERMINATIONS BY THE BOARD OF MANAGERS.................................23
     7.3 VALUATION OF ASSETS.....................................................23
ARTICLE VIII: MISCELLANEOUS PROVISIONS...........................................24
     8.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT........................24
     8.2 SPECIAL POWER OF ATTORNEY...............................................25
     8.3 NOTICES.................................................................26
     8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS...........................26
     8.5 APPLICABILITY OF 1940 ACT AND FORM N-2..................................26
     8.6 CHOICE OF LAW...........................................................26
     8.7 NOT FOR BENEFIT OF CREDITORS............................................26
     8.8 CONSENTS................................................................27
     8.9 MERGER AND CONSOLIDATION................................................27
     8.10 PRONOUNS...............................................................27
     8.11 CONFIDENTIALITY........................................................27
     8.12 CERTIFICATION OF NON-FOREIGN STATUS....................................28
     8.13 SEVERABILITY...........................................................28
     8.14 FILING OF RETURNS......................................................28
     8.15 TAX MATTERS PARTNER....................................................29
     8.16 SECTION 754 ELECTION...................................................29
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
     8.17 USE OF NAMES "CSFB" AND "CSFB ALTERNATIVE CAPITAL".....................29
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        CSFB ALTERNATIVE CAPITAL TACTICAL TRADING INSTITUTIONAL FUND, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of CSFB Alternative Capital Tactical Trading Institutional Fund, LLC (the "Fund") is dated as of September 15, 2004 by and among CSFB Alternative Capital, Inc., as the Manager, CSFB Alternative Capital, Inc., as the initial Member, and those persons hereinafter admitted as Members.

WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on September 15, 2004.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                             ARTICLE I: DEFINITIONS

For purposes of this Agreement:

"ADVISERS ACT" - The Investment Advisers Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

"AFFILIATE" - An affiliated person of a person as such term is defined in the 1940 Act.

"AGREEMENT" - This Limited Liability Company Agreement, as amended from time to time.

"BOARD" - The Board of Managers established pursuant to Section 2.6.

"CAPITAL ACCOUNT" - With respect to each Member, the capital account established and maintained on behalf of such Member pursuant to Section 5.3.

"CAPITAL CONTRIBUTION" - With respect to each Member, the amount of capital contributed to the Fund pursuant to Section 5.1.

"CERTIFICATE" - The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

"CLOSING DATE" - The first date on or as of which a person other than CSFB Alternative Capital, Inc. is admitted to the Fund as a Member.

"CODE" - The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

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"CSFB ALTERNATIVE CAPITAL" - CSFB Alternative Capital, Inc., a Delaware
corporation or any successor thereof.

"DELAWARE ACT" - The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.

"DISTRIBUTOR" - Credit Suisse First Boston, LLC, or any person who may hereafter serve as the distributor of Units pursuant to a general distributor's agreement with the Fund.

"FISCAL PERIOD" - The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

   1) the last day of each Fiscal Year;
   2) the last day of each Taxable Year;
   3) the day preceding any day as of which a contribution to the capital of the Fund is made pursuant to Section 5.1;
   4) any day on which the Fund repurchases any Units of any Member; or
   5) any day (other than one specified in clause (2) above) as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units.

"FISCAL YEAR" - Taxable Year.

"FORM N-2" - The Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

"INDEMNITEES" -- Each Manager of the Fund and the directors, officers and employees of CSFB Alternative Capital.

"INDEPENDENT MANAGERS" - Those Managers who are not "interested persons" of the Fund as such term is defined by the 1940 Act.

"FUND" - The limited liability company governed hereby.

"INITIAL MANAGER" - CSFB Alternative Capital, the person who directed the formation of the Fund and served as initial Manager.

"INVESTMENT FUNDS" - Investment funds in which the Fund's or Offshore Fund's assets are invested.

"INVESTMENT MANAGERS" - The organizations that manage and direct the investment activities of Investment Funds or are retained to manage and invest designated portions of the Fund's or Offshore Fund's assets.

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"MANAGER" - A person designated as a Manager of the Fund pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of the Fund, and CSFB Alternative Capital as the Initial Manager.

"MEMBER" - Any person who shall have been admitted to the Fund as a member (including any Manager in such person's capacity as a member of the Fund but excluding any Manager in such person's capacity as a Manager of the Fund) until the Fund repurchases all the Units of such person pursuant to Section 4.4 hereof or a substituted member or members are admitted with respect to any such person's Units as a member pursuant to Section 4.3 hereof; such term includes CSFB Alternative Capital, Inc. or an Affiliate of CSFB Alternative Capital, Inc. to the extent CSFB Alternative Capital, Inc. (or such Affiliate) makes a capital contribution to the Fund and shall have been admitted to the Fund as a member.

"NET ASSETS" - The total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Units. The Net Assets of the Fund will be computed as of the close of business on the last day of each Fiscal Period. In computing Net Assets, the Fund will value its interest in the Offshore Fund at the net asset value provided by the Offshore Fund to the Fund. Other securities and assets of the Fund will be valued at market value, if market quotations are readily available, or will be valued based upon estimates made in good faith by the Board in accordance with procedures adopted by the Board. Expenses of the Fund and its liabilities (including the amount of any borrowings) are taken into account for purposes of computing Net Assets.

"NET ASSET VALUE" - Net Assets divided by the number of Units outstanding at the applicable date. The initial Net Asset Value of a Unit, as of the closing of the initial sale of Units, shall be $100.

"NET PROFIT OR NET LOSS" - The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, as of the close of business on the Closing Date).

"1940 ACT" - The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

"OFFSHORE FUND" - CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC, a fund organized as a limited duration company in the Cayman Islands (or as a similar entity in a similar non-United States jurisdiction), and any successor thereto, in which the Fund invests or plans to invest.

"REGULATIONS" - Treasury Regulations promulgated under the Code.

"SECURITIES" - Securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, commodity,

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any type of derivative instrument and financial instrument and any contract based on any index or group of securities, debt obligations, currencies, commodities, and any options thereon.

"TAXABLE YEAR" - The period commencing on the Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 of each year and ending on the immediately following December 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another taxable year for the Fund.

"TRANSFER" - The assignment, transfer, sale, encumbrance, pledge, or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.

"UNITS" - The units of limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act. Upon the closing of the initial issuance of Units, one Unit shall be issued with respect to each $100 contributed to the capital of the Fund by a Member. Thereafter Units shall be issued at the Net Asset Value as of the date of issuance.

"VALUATION DATE" - The date as of which the Fund values Units for purposes of determining the price at which Units are to be repurchased by the Fund pursuant to an offer made by the Fund pursuant to Section 4.4 hereof.

                 ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS

2.1  FORMATION OF LIMITED LIABILITY COMPANY

The Fund has been formed as a limited liability company at the direction of the Initial Manager, which authorized the filing of the Certificate. Such formation and filing are hereby ratified by the execution of this Agreement. The Board shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents, and certificates that, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund.

2.2  NAME

The Fund's name shall be "CSFB Alternative Capital Tactical Trading Institutional Fund, LLC" or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.3  PRINCIPAL AND REGISTERED OFFICE

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The Fund shall have its principal office at 11 Madison Avenue, 13th Floor, New
York, NY 10010, or at such other place as may be designated from time to time by the Board.

The Fund shall have its registered office in Delaware at PFPC Inc., 301 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 and shall have PFPC Inc. as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

2.4  DURATION

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5  BUSINESS OF THE FUND

(a) The business of the Fund is, either directly or indirectly, through one or more other pooled investment vehicles, to purchase, sell (including short sales), invest, and trade in Securities, on margin or otherwise, to engage in any financial or derivative transactions relating thereto or otherwise, and to invest, as a feeder fund, all of its assets directly or indirectly in a master fund as part of a master-feeder fund structure or in one or more other funds as a fund of funds. The Fund may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out its objective or business.

(b) The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board. The Fund shall register its Units under the Securities Act of 1933.

(c) In furtherance of the Fund's business, the Board shall have the authority to take the following actions, and to delegate such portion or all of such authority to such officers of the Fund as the Board may elect:

     (1) To acquire or buy, and invest the Fund's property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by

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     the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Fund in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in "when issued" and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Fund.

     (2) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any of the Fund's property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

     (3) To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Fund property, including without limitation the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

     (4) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

     (5) To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Fund property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Fund's property to other Persons; and to issue general unsecured or other obligations of the Fund, and enter into indentures or agreements relating thereto.

     (6) To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Fund's property or in the affairs of which the Fund has any direct or indirect interest; to do all acts and things designed to

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     protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

     (7) To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper.

     (8) To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Agreement, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

2.6  BOARD OF MANAGERS

(a) Prior to the Closing Date, the initial Member or Members may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as Managers on the Board of Managers. By signing this Agreement or signing an investor application or certification in connection with the purchase of Units, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the Managers so designated. After the Closing Date, the Board may, subject to the provisions of paragraphs (a) and (b) of this Section
2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund. The number of managers shall be fixed from time to time by the Board.

(b) Each Manager shall serve on the Board for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 or Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board.

(c) In the event that no Manager remains to continue the business of the Fund, CSFB Alternative Capital shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required

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number of Managers to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7  MEMBERS

The Fund may offer Units for purchase by investors (including through exchange) in such manner and at such times as may be determined by the Board. Each subscription for Units is subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscription in the full amount of such subscription. Subject to the foregoing, a person may be admitted to the Fund as a Member subject to the condition that such person shall execute and deliver a Member Certification pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board may in its sole and absolute discretion reject any subscription for Units. The Board may, in its sole and absolute discretion, suspend the offering of the Units at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such Member.

2.8  INITIAL CONTRIBUTION

The initial contribution of capital to the Fund by CSFB Alternative Capital shall be represented by Units, which Units shall have the same rights as other Units held by Members.

2.9  BOTH MANAGERS AND MEMBERS

A Member may also be a Manager for purposes of the Delaware Act, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

2.10  LIMITED LIABILITY

Except as provided under the Delaware Act or the 1940 Act, a Member shall not be liable for the Fund's debts, obligations, and liabilities in any amount in excess of the capital account balance of such Member. Except as provided under the Delaware Act or the 1940 Act, a Manager shall not be liable for the Fund's debts, obligations or liabilities.

                             ARTICLE III: MANAGEMENT

3.1  MANAGEMENT AND CONTROL

(a) Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights,

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powers, and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager's authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end Management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company, as such term is defined by the 1940 Act. During any period in which the Fund shall have no Managers, CSFB Alternative Capital, as the initial Member, shall have the authority to manage the business and affairs of the Fund.

(b) Members, in their capacity as Members, shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(c) The Board may delegate to any other person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law, and may appoint persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board consistent with applicable law.

(d) The Board shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Fund and containing such other provisions as they deem necessary, appropriate or desirable, and, subject to the voting powers of one or more Classes created pursuant to this section 3.1, to amend and repeal such By-Laws. Unless the By-Laws specifically require that Members authorize or approve the amendment or repeal of a particular provision of the By-Laws, any provision of the By-Laws may be amended or repealed by the Board without Member authorization or approval.

(e) The Board shall have the full power and authority, without Member approval, to authorize one or more Classes of Units; Units of each such Class having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Board may determine and as shall be set forth in a resolution adopted in accordance with the By-Laws.

3.2  ACTIONS BY THE BOARD OF MANAGERS

(a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in-person attendance is not required by the 1940 Act,

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by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

(b) The Board may designate from time to time a Principal Manager who shall preside at all meetings of the Board. Meetings of the Board may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in-person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

3.3  MEETINGS OF MEMBERS

(a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding Units with an aggregate Net Asset Value of 25% or more of the aggregate Net Asset Value of all Units, and may be held at such time, date and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefore, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the aggregate Net Asset Value of all Units as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of the Members holding a majority, by aggregate Net Asset Value, of the Units present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate Net Asset Value of such Member's Unit ownership as of the record date for such meeting. The Board shall establish a record date not less than 10 days nor more than 60 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c) A Member may vote at any meeting of Members by a proxy, provided that such proxy is authorized to act by (i) a written instrument properly executed by the Member and filed with the Fund before or at the time of the meeting or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Board. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4  CUSTODY OF THE FUND'S ASSETS

The physical possession of all funds, Securities, or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

3.5  OTHER ACTIVITIES OF MEMBERS AND MANAGERS

(a) The Managers shall not be required to devote all of their time to the affairs of the Fund, but shall devote such time as the Managers may reasonably believe to be required to perform their obligations under this Agreement.

(b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquiring and disposing of Securities, providing of investment advisory or brokerage services, serving as directors, officers, employees, advisors, or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to any such activities of any other Member or Manager, or in or to any profits derived therefrom.

3.6  DUTY OF CARE

(a) No Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of a Manager's services pursuant to any agreement, including this Agreement, between a Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Manager constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the performance of its services to the Fund.

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(b) Members not in breach of any obligation hereunder or under their Member
Certifications shall be liable to the Fund, any other Member, or third parties only as provided under the Delaware Act.

3.7  INDEMNIFICATION

(a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Manager of the Fund and the directors, officers and employees of CSFB Alternative Capital (the "Indemnitees") (including for this purpose his or her respective executors, heirs, assigns, successors, or other legal representatives), against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitees may be or may have been involved as a party or otherwise, or with which such Indemnitees may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such Indemnitees, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such Indemnitees by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses so incurred by such Indemnitees, including but not limited to reasonable counsel fees and accounting and auditing expenses (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such Indemnitees to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such Indemnitees shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnitees against losses arising by reason of such Indemnitees' failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitees ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that the Indemnitees are liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnitees acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnitees are not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such Indemnitees against any liability to the Fund or its Members to which such Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices.

(d) Any indemnification or advancement of expenses made pursuant to this Section
3.7 shall not prevent the recovery from any Indemnitees of any such amount if such Indemnitees subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitees' offices. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this
Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e) The Indemnitees may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such Indemnitees may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other person.

3.8  FEES, EXPENSES AND REIMBURSEMENT

(a) The Board may cause the Fund to compensate each Manager who is not an "interested person" of the Fund (as defined in the 1940 Act), and such Manager shall be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

(b) The Fund shall bear all costs and expenses incurred in its business and operations. Costs and expenses to be borne by the Fund include, but are not limited to, the following:

     (1) all costs and expenses directly related to investment transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds;

     (2) all costs and expenses associated with the operation and registration of the Fund, offering costs and the costs of compliance with applicable Federal and state laws;

     (3) all costs and expenses associated with the organization and operation of separate Investment Funds managed by Investment Managers retained by the Fund;

     (4) the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

     (6) the fees and disbursements of the Fund's counsel, legal counsel to the Independent Managers, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund;

     (7) the fees payable to custodians and other persons providing administrative services to the Fund;

     (8) the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board or Indemnitees;

     (9) all costs and expenses of preparing, setting in type, printing, and distributing reports and other communications to Members; and

     (10) such other types of expenses as may be approved from time to time by the Board.

(c) Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which CSFB Alternative Capital, or any Affiliate of CSFB Alternative Capital, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

           ARTICLE IV: TERMINATION OF STATUS OF ADVISER AND MANAGERS,

                            TRANSFERS AND REPURCHASES

4.1  TERMINATION OF STATUS OF A MANAGER

The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

4.2  REMOVAL OF THE MANAGERS

Any Manager may be removed either (a) by the vote or written consent of at least two thirds (2/3) of the Managers not subject to the removal vote or (b) with or without cause by, if at a meeting, a vote of a majority of the Members or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

4.3  TRANSFER OF UNITS OF MEMBERS

(a) Units of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of such Member or (ii) with the written consent of the Board (which may be withheld in its sole discretion); provided, however, that the Board may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts, and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents, and children), (iii) as a distribution from a qualified retirement plan or an individual retirement account, or (iv) a Transfer to which the Board may consent pursuant to the following sentence. The Board may consent to other pledges, transfers, or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; provided, however, that prior to any such pledge, transfer, or assignment, the Board shall consult with counsel to the Fund to ensure that such pledge, transfer, or assignment will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation. In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this
Section 4.4 shall be void.

(b) The Board may not consent to a Transfer of Units of a Member unless: (i) the person to whom the Units are Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board believes is a "Eligible Investor" as described in the Fund's Form N-2; and
(ii) all the Units of the Member are Transferred to a single transferee or, after the Transfer of less than all the Member's Units, the balance of the Capital Account of each of the transferee and transferor is not less than $50,000. Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Units so acquired and to Transfer such Units in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers Units with the approval of the Board, the Board shall promptly take all necessary actions so that the transferee to whom such Units are transferred is admitted to the Fund as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.

(c) Each Member shall indemnify and hold harmless the Fund, the Managers, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.4  REPURCHASE OF UNITS

(a) Except as otherwise provided in this Agreement, no Member or other person holding Units shall have the right to withdraw or tender to the Fund for repurchase of those Units. The Board from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Units pursuant to written tenders. However, the Fund shall not offer to repurchase Units on more than four occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Fund or the Members. In determining whether to cause the Fund to repurchase Units pursuant to written tenders, the Board shall consider the following factors, among others:

     (1) whether any Members have requested to tender Units to the Fund;

     (2) the liquidity of the Fund's assets;

     (3) the investment plans and working capital requirements of the Fund;

     (4) the relative economies of scale with respect to the size of the Fund;

     (5) the history of the Fund in repurchasing Units;

     (6) the economic condition of the securities markets; and

     (7) the anticipated tax consequences of any proposed repurchases of Units.

The Board shall cause the Fund to repurchase Units pursuant to written tenders only on terms determined by the Board to be fair to the Fund and to all Members (including persons holding Units acquired from Members), as applicable.

(b) A Member who tenders for repurchase only a portion of the Member's Units will be required to maintain a capital account balance at least equal to $50,000. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained or to repurchase all of the tendering Member's Units. A Member who tenders for repurchase Units initially purchased within a period determined by the Board before such tender may, as determined by the Board, be required to pay an early repurchase charge of a percentage of the repurchase price for such Units, which charge will be withheld from the payment of the repurchase price.

(c) The Board may cause the Fund to repurchase Units of a Member or any person acquiring Units from or through a Member in the event that the Board determines or has reason to believe that:

     (1) such Units have been transferred in violation of Section 4.3 hereof, or such Units have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

     (2) ownership of such Units by a Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

     (3) continued ownership of such Units may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

     (4) such Member's continued participation in the Fund may cause the Fund to be classified as a "publicly traded partnership" within the meaning of
     Section 7704 of the Code and the Treasury Regulations thereunder;

     (5) any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

     (6) it would be in the best interests of the Fund, as determined by the Board in its sole discretion, for the Fund to repurchase such Units.

(d) Provided that the Board shall have made a determination to repurchase Units, Units will be valued for purposes of determining their repurchase price as of the end of each fiscal quarter (a "Valuation Date"). Units to be repurchased pursuant to subsection 4.4(c) shall be tendered by the affected Members, and payment for such Units shall be made by the Fund, at such times as the Fund shall set forth in its notice to the affected Members. Units being tendered by Members pursuant to subsection 4.4(a) shall be tendered by Members at least thirty (30) days prior to the applicable Valuation Date. The Fund shall pay the repurchase price for tendered Units approximately, but no earlier than, thirty
(30) days after the applicable Valuation Date. The voting rights of Members as provided in this Agreement with respect to the tendered Units shall continue until such time as the Initial Payment (as defined below) of the repurchase price is paid under this subsection 4.4(d). Payment of the repurchase price for Units shall consist of cash in an amount equal to such percentage (generally expected to be 100% or 95%), as may be determined by the Board, of the estimated unaudited Net Asset Value of the Units repurchased by the Fund determined as of the Valuation Date relating to such Units (the "Initial Payment"). The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited Net Asset Value, the balance of such estimated Net Asset Value. The Fund shall pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective. Notwithstanding anything in the foregoing to the contrary, the Board, in its discretion, may pay any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the Valuation Date relating to such Units, equal to the amount to be repurchased.

                               ARTICLE V: CAPITAL

5.1  CAPITAL CONTRIBUTIONS

(a) The minimum initial contribution of each Member to the capital of the Fund shall be such amount as the Board, in its sole and absolute discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Managers shall not be entitled to make contributions of capital to the Fund as Managers of the Fund, but may make contributions to the capital of the Fund as Members.

(b) Members may make additional contributions to the capital of the Fund effective as of such times as the Board, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Fund. The minimum initial capital contribution of a Member to the capital of the Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

(c) Initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash, in-kind or in such manner and at such times as may be determined by the Board, payable in readily available funds at the date of the proposed acceptance of the contribution.

5.2  RIGHTS OF MEMBERS TO CAPITAL

No Member shall be entitled to interest on any contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member's Units pursuant to Section 4.4 hereof, (ii) pursuant to the provisions of Section 5.7 hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

5.3  CAPITAL ACCOUNTS

(a) The Fund shall maintain a separate Capital Account for each Member. The Net Asset Value of each Member's Capital Account shall equal the aggregate Net Asset Value of such Member's Units.

(b) Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting such Member's initial contribution to the capital of the Fund.

(c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 and
5.5 hereof.

(d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Member or distributions to such Member pursuant to Sections 4.4, 5.7 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 and 5.5 hereof. Expenses with respect to any Fiscal Period shall be calculated and charged at the end of such Fiscal Period prior to giving effect to any repurchases to be made as of the end of such Fiscal Period.

5.4  ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING COSTS

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, and any offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Unit ownership for such Fiscal Period.

5.5  RESERVES

Appropriate reserves may be created, accrued, and charged against Members' Capital Accounts (on a pro rata basis in accordance with the Net Asset Value of each Unit) for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board, such reserves to be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole and absolute discretion, deems necessary or appropriate.

5.6  TAX ALLOCATIONS

For each Taxable Year, items of income, deduction, gain, loss, or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Taxable Years (or relevant portions thereof). Allocations under this Section 5.6 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e)
promulgated thereunder, as applicable, or the successor provisions to such provisions of the Code and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

Notwithstanding the preceding paragraph, in the event that the Fund repurchases a Member's Units, in whole or in part, the Board may, in its sole and absolute discretion, specially allocate items of Fund income and gain to that Member for tax purposes to reduce the amount, if any, by which that Member's repurchase price exceeds that Member's tax basis for its redeemed Units, or specially allocate items of Fund deduction and loss to that Member for tax purposes to reduce the amount, if any, by which that Member's tax basis for its redeemed Units exceeds that Member's repurchase price.

5.7  DISTRIBUTIONS

The Board, in its sole and absolute discretion, may authorize the Fund to make distributions in cash or in kind at any time to any one or more of the Members.

5.8  WITHHOLDING

(a) The Board may withhold from any distribution to a Member, or deduct from a Member's Capital Account, and pay over to the Internal Revenue Service (or any other relevant taxing authority) any taxes due in respect of such Member to the extent required by the Code or any other applicable law.

(b) For purposes of this Agreement, any taxes so withheld or deducted by the Fund shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable or payable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

(c) The Board shall not be obligated to apply for or obtain a reduction of or an exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, such Member shall furnish the Board with such information and forms as such Member may be required to complete in order to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund, the Board and each of the other Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                     ARTICLE VI: DISSOLUTION AND LIQUIDATION

6.1  DISSOLUTION

The Fund shall be dissolved:

     (1) upon the affirmative vote to dissolve the Fund by the Board;

     (2) upon the failure of Members to elect successor Managers at a meeting called by CSFB Alternative Capital in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Fund;

     (3) as required by operation of law.

Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of the 60-day period during which the Members may elect to continue the business of the Fund as provided in Section 2.6, but the Fund shall not terminate until the assets of the Fund have been liquidated, and the business and affairs of the Fund have been wound up, in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2  LIQUIDATION OF ASSETS

(a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board shall promptly appoint CSFB Alternative Capital as the liquidator and CSFB Alternative Capital shall liquidate the assets, and wind up the business and affairs of the Fund, except that if the Board does not appoint CSFB Alternative Capital as the liquidator or CSFB Alternative Capital is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate assets, and wind up the business and affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to
Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall be distributed in the following manner:

     (1) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis in accordance with their respective amounts;

     (2) such debts, liabilities, or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis in accordance with their respective amounts;

     (3) CSFB Alternative Capital shall be paid next, to the extent of any balance in their account; and

     (4) the Members shall next be paid on a pro rata basis in accordance with the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this
     Section 6.2(a)(3).

(b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (I) the assets distributed in kind shall be valued pursuant to
Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

           ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1 ACCOUNTING AND REPORTS

(a) The Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

(b) After the end of each Taxable Year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Units as is necessary for such Member to complete federal, state, and local income tax or information returns and any other tax information required by federal, state, or local law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an audited annual report containing the information required by such Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

7.2  DETERMINATIONS BY THE BOARD OF MANAGERS

(a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board in its sole and absolute discretion unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

(b) The Board in its sole and absolute discretion may make such adjustments to the computation of Net Profit or Net Loss or any components thereof as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocations thereof among the Members.

7.3  VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data, or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b) The Fund will value interests in Investment Funds at their "fair value," as determined in good faith by the Board, which value ordinarily will be the value of an interest in an Investment Fund determined by the Investment Manager of the Investment Fund in accordance with the policies established by the Investment Fund, absent information indicating that such value does not represent the fair value of the interest.

(c) The value of Securities and other assets of the Fund and the Net Asset Value of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them in the absence of manifest error.

                     ARTICLE VIII: MISCELLANEOUS PROVISIONS

8.1  AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and
(ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b) Any amendment that would:

     (1) increase the obligation of a Member to make any contribution to the capital of the Fund; or

     (2) reduce the Capital Account of a Member;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender all of its Units for repurchase by the Fund.

(c) The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.1 shall specifically include the power to:

     (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

     (2) amend this Agreement to effect compliance with any applicable law or regulation (other than with respect to the matters set forth in Section 8.1(a) hereof) or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

     (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in
     Section 7704(b) of the Code.

(d) The Board shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2  SPECIAL POWER OF ATTORNEY

(a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Fund's assets appointed pursuant to
Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

     (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

     (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

     (3) all such other instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each other Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and any liquidator of the Fund's assets and, as such:

     (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, Board or liquidator shall have had notice thereof; and

     (2) shall survive a Transfer by a Member of such Member's Units, except that where the Transferee thereof has been approved by the Board, this power-of-attorney given by the Transferor shall survive such Transfer for the sole purpose of enabling the Board to execute, acknowledge, and file any instrument necessary to effect such Transfer.

8.3  NOTICES

Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Fund or the Board, by hand delivery, registered, or certified mail return receipt requested, commercial courier service, telex, or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4  AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5  APPLICABILITY OF 1940 ACT AND FORM N-2

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund's Form N-2 that affect numerous aspects of the conduct of the Fund's business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Fund's Form N-2.

8.6  CHOICE OF LAW

Notwithstanding the place where this Agreement or the Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

8.7  NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, and the Fund. This Agreement is not intended for the benefit of creditors, in their capacity as such, and no rights are granted to creditors, in their capacity as such, under this Agreement.

8.8  CONSENTS

Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9  MERGER AND CONSOLIDATION

(a) The Fund may merge or consolidate with or into one or more limited liability companies or other business entities pursuant to an agreement of merger or consolidation that has been approved by the Board in the manner contemplated by
Section 18-209(b) of the Delaware Act or may sell, lease or exchange all or substantially all of the Fund property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Board.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved by the Board in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company; provided, however, that no such merger or consolidation shall have the effect of amending this Agreement in a manner not permitted under Section 8.1.

8.10  PRONOUNS

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11  CONFIDENTIALITY

(a) A Member may obtain from the Fund, for any purpose reasonably related to such Member's Units, such information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

(b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name and/or address whether business, residence, or mailing) of any other Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its owners, principals, partners, members, directors, officers, employees, agents assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates' owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus the recovery of reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that the Fund determines that any of the Members or any of such Member's owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates' owners, principals, partners, members, directors, officers, employees, agents, assigns, successors or legal representatives should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the Members agrees that the Fund may, at its own expense, pursue in a court of appropriate jurisdiction such injunctive relief.

8.12  CERTIFICATION OF NON-FOREIGN STATUS

Except as the Board may otherwise determine, in its sole and absolute discretion, each Member or Transferee shall certify, upon admission to the Fund and at such other times thereafter as the Board may request, that such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code, with such certification to be made on forms to be provided by the Fund, and shall notify the Fund within 60 days of any change in such Member's status.

8.13  SEVERABILITY

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.14  FILING OF RETURNS

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

8.15  TAX MATTERS PARTNER

(a) A Manager who is a Member shall be designated on the Fund's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Fund for purposes of Section 6231(a)(7) of the Code. CSFB Alternative Capital shall be the initial Tax Matters Partner of the Fund. In the event that no Manager is a Member, the Members shall designate a Member to be Tax Matters Partner in accordance with the procedures of Section 3.3 herein. Should any Member be designated as the Tax Matters Partner for the Fund pursuant to Section 231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board all of its rights, powers, and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge, and file any and all reports, responses, and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Fund under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Fund from any and all liabilities and obligations that arise from or by reason of such designation.

(b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls Units on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice, demand, request or other document in writing to all holders of beneficial interests in the Fund holding such interests through such Pass-Thru Member. In the event the Fund shall be the subject of an income tax audit by any Federal, state, or local authority, to the extent the Fund is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Fund and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement, or review shall be borne by the Fund.

8.16  SECTION 754 ELECTION

In the event of a distribution of the Fund's property to a Member or an assignment or other transfer (including by reason of death) of Units of a Member in the Fund, at the request of a Member, the Board, in its sole and absolute discretion, may cause the Fund to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Fund's property as provided by Sections 734 and 743 of the Code.

8.17  USE OF NAMES "CSFB" AND "CSFB ALTERNATIVE CAPITAL"

Credit Suisse First Boston, LLC ("CSFB"), Credit Suisse Group ("CSG"), Credit Suisse ("CS") and CSFB Alternative Capital, Inc. each hereby grants to the Fund a royalty-free, non-exclusive license to use the names "CSFB", "CSG", "CS" and "CSFB Alternative Capital" respectively, in the name of the Fund. Such license may, at such time as neither CSFB Alternative Capital nor an Affiliate of CSFB Alternative Capital shall serve as an investment adviser to the Fund or CSFB Alternative Capital Multi-Strategy Master Fund, LLC, or upon termination of this Agreement, be terminated by CSFB and CSFB Alternative Capital, respectively, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "CSFB" and "CSFB Alternative Capital," as the case may be, in the name of the Fund or otherwise. The names "CSFB" and "CSFB Alternative Capital" may be used or licensed by CSFB or CSFB Alternative Capital, respectively, in connection with any of its activities, or licensed by CSFB or CSFB Alternative Capital, respectively, to any other party. Each of the undersigned acknowledges having read this Agreement in its entirety before signing, including the confidentiality clause set forth in Section 8.11.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGER:


/s/ Jim Vos
---------------------------------
Jim Vos, Manager and President


INITIAL MEMBER:

CSFB ALTERNATIVE CAPITAL, INC.


By: /s/ Jim Vos
-------------------------
Name: Jim Vos
Title: Managing Director


MEMBERS:

Each person who shall sign an investor application or certification and who shall be accepted by the Board to the Fund as a Member.